EXHIBIT 10.3



                     PURCHASE AND SALE AGREEMENT DATED AS OF
                               SEPTEMBER 20, 2014
                                 BY AND BETWEEN

                          TEREX ENERGY CORPORATION
                                       AND

                                   ALLEN HEIM
                                  PAMELA HEIM
                                       AND
                                 MARLIN C. HEIM


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                           PURCHASE AND SALE AGREEMENT

     This AGREEMENT,  dated as of September 20, 2014 (the  "Agreement"),  by and
between  Terex  Energy  Corporation  ("TEREX")  or  ("Purchaser"),   a  Colorado
Corporation 555 Eldorado Blvd, Broomfield, Colorado 80021 and Allen Heim and Pamela Heim, an individual residents of the State of Nebraska , 411 South
Myrtle, Kimball, Nebraska 69145 and Marlin C. Heim, an individual resident of ..the State of Alaska, PO Box 2300, Anchorage, Alaska 99523 Allen Heim, Pamela Heim and Marlin C. Heim hereinafter sometimes referred to as ("Seller" or " Sellers").

     WHEREAS, Sellers own certain oil and gas leases in Sioux County Nebraska and a certain well bore (Miller 1-15) and equipment located in Kimball County Nebraska described in Exhibit A attached hereto, hereinafter referred to as the ("Interest"); and,

     WHEREAS Sellers desire to sell and Purchaser desires to purchase the Working Interest more specifically described in Exhibit A; and,

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for ONE HUNDRED DOLLARS and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:



                             ARTICLE I THE PURCHASE

     SECTION 1.O1 Agreement to Purchase and Sell. Sellers hereby agree to sell, transfer and assign one hundred percent (100%) of their right title and interest to the properties located in Sioux, County, Nebraska as specifically described in Exhibit A to Purchaser who agrees to purchase the Interest. The Net Revenue Leasehold Estate to be acquired hereunder shall not be less than seventy five percent. The Net Revenue Interest and working interest is further identified in Exhibit A.

     SECTION 1.02 Agreement to Purchase Interest. The Interest shall include the following:

     a. The oil and gas leases, mineral interest, contractual rights, rights to explore, produce and develop, rights to drain, wellbore interest and or properties listed and described in any marmer on Exhibit A including any renewals, extensions, ratifications and amendments to such interest;

     b. All oil and gas wells, salt water disposals wells, injection wells and other wells located on or pooled or unitized with any of the leases, as described in Exhibit A;

     c. All structures, facilities, wellheads, tanks, pumps, compressors, separators, heater treaters, valves, fittings, equipment, machinery, fixtures, flowlines, pipelines, materials, tools, supplies, improvements, and any other real or personal property located on, used in

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          the  operations  of,  or  relating  to  the   production,   treatment,
          gathering, marketing, and sale of hydrocarbons, but excluding all of the operators vehicles, equipment, supplies, tolls and other personal property belonging to the operator;

     d. To the extent transferable , all contracts, permits, rights-of-way, easements, licenses, servitudes, transportation agreement agreements, operating agreements or any other agreement, document or instrument that is attributable to the Interest;

     e. Copies of records relating to the leases, wells, contracts and facilities in possession of Seller.

     SECTION 1.02 Purchase Price. As consideration for the sale of the Interest Purchaser shall pay to Sellers or its respective designee, the following:.

     The purchase price shall be due and payable at closing as follows:

     (a)  $25,000.00 to Allen Heim and Pam Heim
     (b)  $25,000.00 Marlin Heim
     (c) A grant of 200,000 options to Allen Heim and Pam Heim with an exercise price of $.25
     (d) A grant of 200,000 options to Marlin Heim with an exercise price of $.25.
     (e)  The options shall expire on September 30, 2017.

     SECTION 1.03 No Brokers Purchaser is not a party to, or in any way obligated hereunder, no does Purchaser have any knowledge of, any contract or outstanding claim for the payment of any broker's or finder's fee in connection with the performance with this Agreement.

     SECTION 1.04 Conveyancing Instruments. The Interest to be conveyed by Seller to Purchaser shall be conveyed "AS IS, WHERE IS" with the express conditions and limitations contained in this Agreement, and they shall be transferred pursuant to an Assignment and Bill of Sale in substantially the form of Exhibit B (the"Assignment") which shall contain a special warranty of title. Such Special Warranty will limit the Seller's co.venants of warranty to encumbrances and defects caused by the Seller and will require the Seller to warrant and defend title for claims by , through or under the Seller, but against none other.

     SECTION 1.05 DISCLAIMER OF WARRANTY BY SELLER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER MAKES THIS SALE TO PURCHASER WITHOUT ANY WARRANTY OF TITLE AND IT IS UNDERSTOOD THAT PURCHASER TAKES THE INTEREST "AS IS" AND "WHERE IS".

     SECTION 1.06. Title Review. Notwithstanding Section 1.04 Seller, at the expense of the Purchaser will provide Purchaser with a title review by the law firm of Burke & Wilson Attorneys at Law, Kimball, Nebraska which shall advise to the title to the surface and minerals with a list of Landowners Royalty Interest, Overriding Royalty Interest if any and Working Interest Ownership.

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     SECTION 1.07  Adjustment to increase  Purchase  Price.  The Purchase  Price shall be increased in accordance with this Section 1.07.

The purchase price will be increased by the amount of expenses incurred by Seller attributable to the period after the Effective Date. The amount of any property or ad valorem taxes assessed against the Seller that were paid by Seller prior to the Effective Date but allocable to the period after the Effective Date.

     SECTION 1.08 Adjustment to decrease Purchase Price. The Purchase Price shall be decreased by the following amounts:

The amount of any property or ad valorem taxes assessed against the Property that will be paid by Purchaser after the Effective Date but allocable to the period of time prior to the Effective Date.

     SECTION 1.09 Effective Date of Sale. The effective date of the sale of the properties described in section 1.10 shall be August 1, 2014.

     SECTION 1.10 Closing Date. The Closing of this transaction shall be on or before September 30, 2014 in the offices of Purchaser at 10 am MDST or such other time and place as the Parties may agree.

     SECTION 1.11 Closing Statement. Seller shall prepare and deliver to Buyer an accounting statement to be executed at Closing no later than two business days prior to Closing that shall set forth the adjustments to the Purchase Price.

     SECTION 1.12 Effective Date Production. The Effective date shall be based on the production date of August 1, 2014.



                                   ARTICLE TWO

                                 DUE DILIGENCE

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     SECTION 2.1 Review by Buyer. Buyer shall have reasonable access to Seller's records pertaining to the Interest. Should Buyer discover a defect or as the result of the review by counsel as provided in Section 1.06 discover that Seller is unable to deliver an Net Revenue Interest as provided in Section 1.01 Purchaser may terminate this Agreement without any liability hereunder.

                                  ARTICLE THREE

                 ASSUMPTION OF LIABILITIES AND INDEMNIFICATION.

     SECTION 3.1

     Abandonment Obligations. Buyer assumes and shall timely and fully satisfy Seller's share of the Abandonment Obligations (as defined below) associated with the Assets. As used herein, the term "Abandonment Obligations" shall mean and include those obligations, defined by regulation as of the Effective Date, associated with and liability for (i) the plugging and abandonment of the Wells, (ii) the removal of pipelines used in connection with the Wells, and (iii) the clearance, restoration and remediation of the surface and cleanup and complete reclamation of the Leases associated with the Wells.


     SECTION 3.2

     Contract Obligations. In its elections and for the operations of the Assets, all on or after the Effective Date, Buyer shall observe and comply with all covenants, terms, and provisions, express or implied, contained in the Assumed Contracts and Buyer shall assume and be responsible for those express obligations of Seller accruing under such Assumed Contracts on or after the Effective Date. Ifany agreement or contract which is not an Assumed Contract and which materially affects the value of the Assets is discovered by Buyer or brought to Buyer's attention by a third party after Closing, Seller and Buyer shall negotiate to resolve the assignment of rights and the assumption of obligations under such agreement or contract.

     SECTION 3.3

     Buyer 's General Indemnification. Buyer shall indemnify, defend and hold Seller, its directors, officers, employees, agents, consultants and representatives and affiliated or parent companies and their directors, officers, employees, agents, consultants and representatives (which additional parties are hereinafter collectively referred to as the "Seller's Parties") harmless from any and all Claims (as hereinafter defined) arising out of, related to or connected with, directly or

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     indirectly,  Buyer's  ownership  or  operation  of the  Assets  or any part thereof on or after the Effective Date (no matter when asserted), or arising out of any of the obligations or liabilities assumed by Buyer hereunder, including Claims relating to:

          a.   injury or death of any person whomsoever;

          b.   damages to or loss of any property or resources;

          c.   breach of contract;

          d. common law causes of action such as negligence, strict liability, nuisance or trespass; or

          e.   fault imposed by law or otherwise.

     This indemnity and defense obligations applies regardless of cause or of any negligent acts or omissions of Seller or Seller's Parties (including sole negligence, concurrent negligence or strict liability of Seller or Seller's Parties).

     As used in any provision of this Agreement, "Claims" shall mean all liabilities, losses, costs, damages, fees and expenses (including, without limitation, expenses associated with investigation of claims, testing, assessment and remedial actions), penalties, fines, obligations, judgments, costs of investigation, attorney's fees, expert's fees and disbursements of any kind or of any nature whatsoever, claims, actions, causes of action, demands, filings, investigations, and all costs of any administrative proceedings, arbitrations, settlements, mediations, suits or other legal proceedings.

     SECTION 3.4

     Seller 's General Indemnification. Seller shall indemnify, defend and hold Buyer, its directors, officers, employees, agents and representatives and affiliated or parent companies (which additional parties are hereinafter collectively referred to as the "Buyer's Parties") harmless from any and all Claims arising out of, related to, or connected with Seller's breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

     SECTION 3.5

     Assumption and Indemnification of Environmental Risk and Environmental Liabilities by Buyer. At Closing, Buyer shall assume full responsibility for, and shall comply with and perform all environmentally-related duties and obligations with respect to the Assets for all periods of time, whether before or after the Effective Date and shall indemnify, defend and hold harmless Seller and the Seller's Parties from and against any and all Claims under any Environmental Law (hereafter defined) with respect to the Assets for such time period. The term "Environmental Law" means

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     all  applicable  federal,  state and local laws in effect as of the Closing
     Date, including conunon law, relating to the protection of the public health, welfare and environment, including, without limitation, those laws relating to the generation, storage, handling, use, processing, treatment,
     transportation,   disposal   or  other   management   of  any   pollutants,
     contaminants, toxins, or extremely hazardous substances, materials, wastes constituents, compounds or chemicals that are regulated by, or may form the basis of any liability, and such meaning does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or reconunended by any governmental authority.


                                  ARTICLE FOUR

                                 PROPERTY TAXES

     SECTION 4.1 Allocation and Payment of Taxes. All property and ad valorem taxes and charges imposed on any of the Assets for a taxable period that includes the Effective Date shall be prorated among Buyer and Seller based on the number of days that each party owns such Assets during such taxable period; and each party shall be responsible for its prorated share of such taxes. Seller shall be responsible for all oil and gas production taxes, severance taxes, windfall profits taxes, and any other similar taxes applicable to Hydrocarbons produced or drained from or attributable to the Leases or the Units prior to the Effective Date, and Buyer shall be responsible for all such taxes applicable to Hydrocarbons produced or drained from or attributable to the Leases or the Units on and after the Effective Date. Both of the parties believe that the sale of the Assets is one occasional sale exempt from sales or use taxes. In the event that any such taxes would be assessed against the transaction, both parties will cooperate in an attempt to eliminate or reduce such taxes.


                                  ARTICLE FIVE

                            MISCELLANOUS PROVISOINS

     SECTION 5.01 Power and Authority. Each party represents hereby that it has all necessary and appropriate authority to execute, deliver and fulfill the requirements imposed by this Agreement.

     SECTION 5.02 Relationship of the Parties. It is not the intention or purpose of the Parties to create hereunder any partnership, joint venture or association relationship or the relationship of agency or employer and employee, and neither this Agreement nor any of the operations hereunder shall be construed as creating any such relationship.

     SECTION 5.03 Litigation; Compliance with Laws

     Seller  represents  that  there  are:  (i)  no  claims,   actions,   suits,
investigations or proceedings pending or, to the knowledge of Seller, threatened against, relating to or affecting Seller, the

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Interest,  or that  effect  the  execution  delivery  of this  Agreement  or the consummation of the transactions contemplated hereby.

     SECTION 5.04 Tax Matters

     No   representation  is  made  with  respect  to  the  taxability  of  this transaction.

     SECTION 5. 05 Notices

     All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given or made as of the date delivered, if delivered personally or by e-mail, one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

           if to TEREX to:           TEREX ENERGY CORPORATION
                                     555 Eldorado Blvd., Suite 150
                                     Broomfield, CO 80021

           if to Sellers to:         Allen Heim or Pamela Heim
                                     411 South Myrtle
                                     Kimball, Nebraska 69145
                                     and
                                     Marlin C. Heim PO Box 2300
                                     Anchorage, Alaska 99523

or such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other party hereto.

     SECTION 5.06 Amendment; Waiver

     This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

     SECTION 5. 07 Successors and Assigns

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

     SECTION 5.08 Governing Law

     This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

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     SECTION 5.09 Waiver of Jury Trial

     Each party hereto hereby irrevocably and unconditionaily waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

     SECTION 5.10 Consent to Jurisdiction

     Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or any federal court sitting in Colorado for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado and on the parties designated in Section 6 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

     SECTION 5.11 Counterparts; Effectiveness

     Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5.12 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership

     Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 5.13 Headings

     The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     SECITON 5.14 No Strict Construction

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


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     SECTION 5.15 Severability

     If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

     SECTION 5.16 Survival of representations and warranties.

     None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

     IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be duly executed as of the day and year first above written.




                                                 TEREX ENERGY CORPORATION
                                                 a Colorado Corporation
                                                 Purchaser

                                                 By:/s/ Donald Walford

                                                 Title: CEO


                                                 SELLERS


                                                 /s/ Allen Heim
                                                 Allen Heim

                                                 /s/ Pamela Heim
                                                 Pamela Heim

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                                                 /s/ Marlin C. Heim
                                                 Marlin C. Heim










































                                   EXHIBIT A

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                                    EXHIBIT B

                       Form of Assignment and Bill of Sale

     THIS ASSIGNMENT AND BILL OF SALE ("Assignment") dated September 30, 2014, but effective from and after 7:00 a.m., September 1, 2014 (said latter date and time hereinafter referred to as the "Effective Date"), is by and between Allen Heim, Pamela Heim and Marlin C. Heim ("Assignor") and Terex Energy Corporation, a Colorado Corporation, having an office at 555 Eldorado Blvd. Suite 150, Broomfield, Colorado 80021 ( "Assignee").



                              W I T N E S S E T H:

     Conveyance. For and in consideration of the sum of One Hundred and No/ I 00 dollars ($100.00), cash in hand paid, and other valuable consideration, including the assumption by Assignee of certain obligations and liabilities described in that certain Purchase and Sale Agreement dated as of September 20, 2014, by and between Assignor, as Seller, and Assignee, as Buyer ("Purchase and Sale Agreement"), the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to said Purchase and Sale Agreement (which Purchase and Sale Agreement is incorporated herein by reference for all purposes), does hereby sell, transfer, assign, convey, set over and deliver unto Assignee (without warranty of any kind, express or implied, except that Assignor shall warrant title to Assignee as to the Assets (as defined below), and in particular to the working interests and net revenue interests shown on Exhibit A, against the claims of all persons claiming an interest therein by, through or under Assignor, hereinafter called the "Special Warranty"), with subrogation against Assignor's predecessors in title, excluding Affiliates, subject to the terms hereof, all of Assignor's rights, title and interests in and to the following (collectively, the "Assets"):



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     The oil and gas leases,  mineral executive  interests,  contractual rights, rights to explore, produce and develop, rights to drain, wellbore interests and/or properties set forth in Exhibit A and further including, if applicable,
all  renewals  and   extensions  of  those  leases  and  all  leases  issued  in substitution therefore (any such rights or interests collectively referred to as the "Leases").

     Any unitization, pooling and/or communitization agreements, declarations, designations or orders relating to the Leases and all of Assignor's interest in and to the properties covered or units created thereby to the extent attributable to the Leases (collectively, the "Units").

     All oil and gas wells, salt water disposal wells, injection wells and other wells located on affecting or draining any of the Leases, within the Units or as listed on Exhibit A (collectively, the "Wells").

     All structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, heater treaters, valves, fittings, equipment, machinery, fixtures, flowlines, pipelines, tubular goods, materials, tools, supplies, improvements, and any other real, personal, immovable and mixed property located on, used in the operation of, or relating to the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling or disposal of hydrocarbons, water, and associated substances produced from the Leases or the Units (the "Facilities").

     all natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid, produced or drained from or allocable to the Assets (as hereinafter defined) on and after the Effective Date (the "Hydrocarbons").

     To the extent transferable, all contracts, permits, rights-of-way, easements, licenses, servitudes, transportation agreements, pooling agreements, operating agreements, gas balancing agreements, participation and processing agreements, confidentiality agreements, side letter agreements and any other agreement, document or instrument listed on Exhibit A INSOFAR ONLY as they directly relate and are attributable to the Leases, Units, Wells, Hydrocarbons, or Facilities or the contractual and wellbore rights thereon or therein or the ownership or operation thereof, or the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling disposal, storage or transportation of hydrocarbons, water, or substances associated therewith (the "Assumed Contracts").

     Records relating to the Leases, Units, Wells, Hydrocarbons, Assumed Contracts and Facilities in the possession of Assignor (the "Records") and including as follows: all (i) lease, land, and division order files (including any abstracts of title, title opinions, certificates of title, title curative documents, and division orders contained therein), (ii) the Assumed Contracts;
(iii) all well, facility, operational, environmental, regulatory, compliance and historic production files and (iv) all geological files relating to the Leases (the "Geologic Data"), but not including

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any records which (A) Assignor is prohibited  from  transferring  to Assignee by law or existing contractual relationship, or which (B) constitute Excluded Assets (as hereinafter defined in Section 2)

     Exclusions and Reservations: Specifically excepted and reserved from this Assignment are the following, hereinafter referred to as the "Excluded Assets":

     Assignor's reserve estimates, economic analyses, pricing forecasts, legal files or opinions (except abstracts of title, title opinions, certificates of title, or title curative documents as provided in Section l.g above), attorney-client communications or attorney work product, and records and documents subject to confidentiality provisions, claims of privilege or other restrictions on access.

     All corporate, financial, and tax records of Assignor; however, Assignor shall furnish Assignee with copies of any financial and tax records which directly relate to the Assets, or which are necessary for Assignee's ownership, administration, or operation of the Assets upon receipt of a written request from Assignee indicating its desire to obtain copies, and the purpose for same.

     All oil, gas and other liquid or gaseous hydrocarbons produced from or attributable to Assignor's interest in the Assets with respect to all periods prior to the Effective Date, together with all proceeds from the sale of such hydrocarbons.

     Claims of Assignor for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to the Assets for any period prior to the Effective Date, (ii) income or franchise taxes.

     All amounts due or payable to Assignor as adjustments or refunds under any contracts or agreements affecting the Assets, with respect to periods prior to the Effective Date, specifically including, without limitation, amounts recoverable from audits under operating agreements and any overpayments of royalties.

     Subject to the terms hereof, all monies, proceeds, benefits, receipts, credits, income or revenues (and any security or other deposits made) attributable to the Assets or the operation thereof prior to the Effective Date.

     All Assignor's patents, trade secrets, copyrights, names, marks and logos.

     Assignor's  service  agreements  and charter party  agreements,  storage or
warehouse   agreements,   supplier  contracts,   service  contracts,   insurance
contracts, and construction agreements.

     TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns forever, subject to the terms, conditions and reservations set forth herein, in the Leases, the Units, the Assumed Contracts, and in the Purchase and Sale Agreement.

     Purchase and Sale Agreement. This Assignment is made subject to the unrecorded Purchase and Sale Agreement. Any term used herein and not defined in this Assignment shall have the Assets are not reduced or diminished in any manner by the terms of the Purchase and Sale Agreement.

     IN WITNESS WHEREOF, this Assignment is executed by the parties hereto before the undersigned competent witnesses, as of the dates acknowledged below, but effective the first day of September 2014.

Witnesses:                              ASSIGNOR:


                                        /s/ Allen Heim
                                        ------------------------------
                                        Allen Heim


                                        /s/ Pamela Heim
                                        ------------------------------
                                        Pamela Heim


                                        /s/ Marlin C. Heim
                                        ------------------------------
                                        Marlin C. Heim


STATE OF COLORADO       )
                        )
COUNTY OF BROOMFIELD    )

     I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that Allen Heim personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledge that Allen Heim signed, sealed and delivered the said instrument as _____ free and voluntary act for the uses and purposes therein set forth.

     Given under my hand and seal this 19th day of November, 2014.


        SEAL:                           /s/ Nancy Moore
                                        ----------------------------------

STATE OF COLORADO       )
                        )
COUNTY OF BROOMFIELD    )

     I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that Pamela Heim personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledge that Pam Heim signed, sealed and delivered the said instrument as _____ free and voluntary act for the uses and purposes therein set forth.

     Given under my hand and seal this 19th day of November, 2014.


        SEAL:                           /s/ Nancy Moore
                                        ----------------------------------



STATE OF ALASKA                 )
                                )
COUNTY OF 3RD JUDICIAL DIST.    )

     I, the undersigned, a Notary Public, in and for said County, in the State aforesaid, do hereby certify that Marlin C. Heim personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledge that he signed, sealed and delivered the said instrument as he free and voluntary act for the uses and purposes therein set forth.

Given under my hand and seal this 13 day of January 2015.


        SEAL:                            /s/ E. Quintanilla
                                         ------------------------------